NEWS RELEASE

CONTACT ERIC GRAAP
(540) 349-0212 or
egraap@fauquierbank.com

FAUQUIER BANKSHARES, INC. ANNOUNCES RECORD ANNUAL AND
QUARTERLY EARNINGS

     WARRENTON, VA, January 21, 2005 — Fauquier Bankshares, Inc. (NASDAQ SmallCap: FBSS), today reported record annual net income for 2004 of $4,978,000, or $1.41 per diluted share, compared with $4,336,000, or $1.24 per diluted share for 2003, an increase of 14.8%. Return on average assets was 1.21% and return on average equity was 16.82% for 2004, compared with 1.24% and 15.84%, respectively, for 2003. The growth in annual net income was primarily due to a 16.1% rise in net interest income, 35.8% earnings growth in Wealth Management Services income, and a 5.3% increase in service charges on deposit accounts. Additionally, the annual provision for loan losses was reduced by 31.2% or $244,000 from 2003 to 2004. The growth in revenues was partially offset by a 12.3% increase in total other expenses.

     Net income for the quarter ended December 31, 2004 was $1,492,000, or $0.42 per diluted share, compared with $1,093,000, or $0.31 per diluted share, for the fourth quarter of 2003. The 36.5% increase in quarterly net income was primarily attributable to a 12.9% rise in net interest income, 14.6% earnings growth in Wealth Management Services income, and an 11.2% increase in service charges on deposit accounts. Additionally, the fourth quarter provision for loan losses was reduced by $314,000 from 2003 to 2004. These figures were partially offset by a 5.6% increase in total other expenses. Return on average assets was 1.37% and return on average equity was 19.08%, compared with 1.15% and 15.67% respectively for the same quarter in 2003.

     “Net income for both the December 31, 2004 quarter and the entire 2004 year were at historical highs,” commented Randy K. Ferrell, President and CEO of Fauquier Bankshares, Inc. “During the quarter, Fauquier Bankshares generated double-digit annual growth in its loan, deposit and wealth management business lines; while improving our already strong credit quality. This is demonstrated by the significant reduction in our non-performing assets and net charge-offs. Looking forward, our balance sheet continues to be well positioned for the potential of rising interest rates.”

     Net loans and total deposits were $337.8 million and $374.7 million, respectively, at December 31, 2004, an increase of 14.4% and 16.7%, respectively, since December 31, 2003. At December 31, 2004, Fauquier Bankshares’ Wealth Management Services had approximately $247.4 million in assets under management, a growth of 13.0% from December 31, 2003. Non-performing loans were $183,000 or 0.05% of total loans at December 31, 2004, compared with

$967,000 or 0.32% of total loans one year earlier. During 2004, loans charged-off, net of recoveries, decreased 52%, totaling $57,000 as compared with $119,000 in 2003. Fauquier Bankshares and The Fauquier Bank, its primary subsidiary, have combined assets of $429.1 million and total shareholders’ equity of $31.9 million at December 31, 2004.

     The Fauquier Bank, an independent, locally-owned, community bank, offers a full range of financial services, including internet banking, commercial, retail, insurance and wealth management services, through eight banking offices and nine ATM locations throughout Fauquier County and Manassas, Virginia. Additional information may be found by contacting us on the internet at www.fauquierbank.com or by calling: (800) 638-3798.

     This press release may contain “forward-looking statements” as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

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Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2004	December 31, 2003
Assets
Cash and due from banks	$8,944,590	$11,808,387
Interest-bearing deposits in other banks	112,984	142,042
Federal funds sold	109,000	—
Securities, at fair value	58,594,905	52,386,006
Loans, net of allowance for loan losses of $4,060,321
in 2004 and $3,575,002 in 2003	337,791,782	295,311,745
Bank premises and equipment, net	8,533,619	7,875,424
Accrued interest receivable	1,507,391	1,233,004
Other assets	13,480,948	9,703,670

Total assets	$429,075,219	$378,460,278

Liabilities
Deposits:
Noninterest-bearing	$79,222,524	$73,128,879
Interest-bearing	295,433,173	247,999,697

Total deposits	$374,655,697	$321,128,576
Federal funds purchased	—	2,000,000
Dividends payable	508,887	430,590
Federal Home Loan Bank advances	15,000,000	20,000,000
Company-obligated mandatorily redeemable capital securities	4,000,000	4,000,000
Other liabilities	3,019,571	2,438,327
Commitments and contingent liabilities	—	—

Total liabilities	$397,184,155	$349,997,493

Shareholders’ Equity
Common stock, par value, $3.13; authorized 8,000,000 shares;
issued and outstanding, 2004, 3,392,580 shares; 2003, 3,312,230 shares	10,618,775	10,367,280
Retained earnings	21,320,223	18,082,684
Accumulated other comprehensive income(loss), net	(47,934)	12,821

Total shareholders’ equity	$31,891,064	$28,462,785

Total liabilities and shareholders’ equity	$429,075,219	$378,460,278

Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
For Each of the Three Years in the Period Ended December 31, 2004

	2004	2003	2002
Interest Income
Interest and fees on loans	$20,034,615	$17,168,004	$17,198,498
Interest and dividends on securities available for sale:
Taxable interest income	1,613,828	1,576,813	1,795,511
Interest income exempt from federal income taxes	56,215	66,917	108,218
Dividends	181,946	274,097	194,587
Interest on federal funds sold	71,940	48,533	196,643
Interest on deposits in other banks	19,708	1,950	2,571

Total interest income	21,978,252	19,136,314	19,496,028

Interest Expense
Interest on deposits	3,400,473	3,047,245	4,206,623
Interest on federal funds purchased	34,026	38,524	—
Interest on Federal Home Loan Bank advances	770,496	720,560	705,160
Distribution on capital securities of subsidiary trust	206,274	194,897	170,379

Total interest expense	4,411,269	4,001,226	5,082,162

Net interest income	17,566,983	15,135,088	14,413,866

Provision for loan losses	539,583	784,000	346,250

Net interest income after provision for loan losses	17,027,400	14,351,088	14,067,616

Other income
Wealth management income	1,270,405	935,534	694,442
Service charges on deposit accounts	2,603,215	2,473,161	2,131,445
Other service charges, commissions and fees	1,168,842	1,334,490	978,626
Gain (Loss) on securities, available for sale	(46,500)	248,240	33,914
Other operating income	43,360	36,608	62,042

Total other income	5,039,322	5,028,033	3,900,469

Other Expenses
Salaries and benefits	7,769,172	6,521,456	5,884,134
Net occupancy expense of premises	863,600	837,734	731,333
Furniture and equipment	1,274,349	1,176,014	1,049,280
Other operating expenses	4,941,149	4,686,758	4,631,779

Total other expenses	14,848,270	13,221,962	12,296,526

Income before income taxes	7,218,452	6,157,159	5,671,559

Income tax expense	2,240,268	1,821,309	1,741,743

Net Income	$4,978,184	$4,335,850	$3,929,816

Earnings per Share, basic	$1.49	$1.31	$1.18

Earnings per Share, assuming dilution	$1.41	$1.24	$1.14

Dividends per Share	$0.56	$0.48	$0.41

Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
For the Three Months Ended December 31, 2004 and 2003

	2004	2003
Interest Income
Interest and fees on loans	$5,313,043	$4,668,948
Interest and dividends on securities available for sale:
Taxable interest income	480,860	391,022
Interest income exempt from federal income taxes	13,043	14,416
Dividends	69,563	84,999
Interest on federal funds sold	32,299	—
Interest on deposits in other banks	912	395

Total interest income	5,909,720	5,159,780

Interest Expense
Interest on deposits	969,929	723,159
Interest on federal funds purchased	209	28,693
Interest on Federal Home Loan Bank advances	177,739	193,139
Distribution on capital securities of subsidiary trust	57,066	48,528

Total interest expense	1,204,943	993,519

Net interest income	4,704,777	4,166,261

Provision for loan losses	—	314,000

Net interest income after provision for loan losses	4,704,777	3,852,261

Other income
Wealth management income	300,639	262,262
Service charges on deposit accounts	680,668	612,102
Other service charges, commissions and fees	271,419	346,083
(Loss) on securities, available for sale	(46,500)	(40,094)
Other operating income	10,152	6,611

Total other income	1,216,378	1,186,964

Other Expenses
Salaries and benefits	1,969,768	1,694,996
Net occupancy expense of premises	214,111	199,318
Furniture and equipment	322,241	293,069
Other operating expenses	1,197,898	1,318,679

Total other expenses	3,704,018	3,506,062

Income before income taxes	2,217,137	1,533,163

Income tax expense	724,956	440,132

Net Income	$1,492,181	$1,093,031

Earnings per Share, basic	$0.44	$0.33

Earnings per Share, assuming dilution	$0.42	$0.31

Dividends per Share	$0.15	$0.13